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                                                                    EXHIBIT 10.1

                               SERVICES AGREEMENT


      THIS AGREEMENT, made this ____ day of ________, 1997, by and between Total Entertainment Restaurant Corp., a Delaware Corporation, hereafter referred to as "TENT", and Coulter Enterprises, Inc., a Kansas Corporation, hereafter referred to as "CEI".

      WHEREAS, TENT owns and operates entertainment restaurant locations and plans to develop and operate additional entertainment restaurant locations; and

      WHEREAS, CEI has substantial experience and expertise in providing accounting and administrative services, hereafter referred to as "Services", to restaurant operations; and

      WHEREAS, TENT desires to obtain Services from CEI, and CEI is agreeable to provide such Services;

      NOW, THEREFORE, the parties hereto intending to be legally bound hereby agree as follows:

            1.    Services.

            1.01 During the term of this Agreement, CEI shall provide to TENT such Services as more fully described and defined in Exhibit A, as may be necessary or desirable, or as may be reasonably requested or required, in connection with the accounting and administrative needs of TENT, including its existing entertainment restaurant locations and new restaurant development, as well.

            1.02 "Services" means and includes, without limitation, administrative and accounting assistance as hereinafter provided.

            1.03 TENT personnel may continue to use CEI's photocopy machines, computer, telephones, support staff, and other office related equipment, materials, and supplies, and CEI agrees that it shall remain solely responsible for the upkeep, maintenance, and repair for all such equipment and that it (CEI) is responsible for all utility charges and other costs of operations associated with said equipment.

            1.04 CEI agrees to provide reasonable amounts of office space to TENT for its executives and administrative personnel. CEI shall not be obligated to lease additional space beyond that presently leased by CEI on the seventh floor of the Kress Energy Center nor provide additional space if it has a negative impact on CEI's operations.
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            1.05 If additional office space is required in order to adequately meet TENT needs, the parties agree to prorate the lease rental and other related costs on an equitable basis.


      2.    Limitation of Loss.

            2.01 CEI shall not be liable to TENT for any loss sustained as a result of an act, omission or error in judgment, unless CEI acted, or failed to act, and such act or failure to act was constituted in bad faith.

            2.02 While the amount of time and personnel required for performance by CEI hereunder will necessarily vary depending upon the nature and type of Services, CEI shall devote such time and effort to make available such personnel as may, from time to time, reasonably be required for the performance of Services hereunder.

            2.03 TENT agrees to fully cooperate with CEI and to respond in a timely manner to questions, issues, etc, that are raised by CEI in order that CEI can fully perform the services contemplated herein.


      3.    Term.

            3.01 This Agreement shall commence effective as of ___________, 1997, and shall expire on December 31, 1997 and shall automatically renew for successive one (1) year periods, unless and until terminated by either party, at any time and for any reason, upon not less than sixty (60) days prior written notice to the other.

            4.    Compensation.

            4.01 The parties agree to the following method of compensation for the Services to be rendered:

      $94,000.00 annually payable at the rate of $________ per four (4) week accounting period and $426.00 for each entertainment restaurant location operated by TENT per 28- day period, plus payment for out-of-pocket expenses, which fee is payable on a period-by-period basis.

      Payment is due by the 15th day following the end of the period.

      The parties agree that if this Agreement is renewed, to review the actual experience and costs of CEI and to utilize good faith in considering an adjustment to the compensation formula to be used for the renewal period. In any event,


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      the restructured compensation formula is subject to the approval of the outside board members of TENT.

      5.    Force Majure.

            5.01 CEI shall not be deemed to be in violation of this Agreement if it is prevented from performing any of its obligations hereunder for any reason beyond its control, including without limitation acts of God, the elements, fire, flood or due to any other cause which is beyond the control of CEI.

      6.    CEI Propriety.

            6.01 It is expressly understood that the systems, methods, procedures and controls employed by CEI in the performance of this Agreement are proprietary in nature and shall remain the property of CEI and shall, at no time, be utilized, distributed, copied or otherwise employed by TENT except in pursuance of the terms and objectives of its business. TENT shall not employ, or seek to employ, any person who is at the time employed by CEI without first obtaining the written consent of CEI.

      7.    Indemnity.

            7.01 TENT shall defend, indemnify, save and hold harmless CEI, its officers, directors, employees, and agents from and against any obligation, liability, cost or damage resulting from TENT's actions under the terms of this Agreement, except to the extent occasioned by gross negligence or willful misconduct of CEI officers, directors or employees.

      8.    Confidential Information.

            8.01 CEI shall not, at any time during or following the termination or expiration for any reason of this Agreement, directly or indirectly, disclose, publish or divulge to any person (except where necessary in connection with the furnishing of Services under this Agreement), appropriate or use, or cause or permit any other person to appropriate or use, any of TENT's recipes, marks, trade secrets, copyrights or other proprietary, secret or confidential information not then publicly available.


      9.    General.

            9.01 This Agreement constitutes the entire agreement of the parties with respect to the transactions contemplated hereby, and may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written Agreement executed by the parties hereto.


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            9.02 TENT shall include all subsidiary corporations which operate entertainment restaurant locations.

            9.03 All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, or mailed by regular first class mail, in each case, however, only against receipt, or if mailed by first class registered or certified mail, return receipt requested, addressed to the parties as follows:

            CEI (Coulter Enterprises, Inc.)



            TENT (Total Entertainment Restaurant Corp.)



Any such notice, etc., shall be deemed to have been given on the date actually received, if personally delivered or mailed by overnight or by regular first class mail, or on the third day after the date of mailing, if mailed by registered or certified mail.

            9.04 Neither this Agreement, nor any of the rights or obligations hereunder, may be transferred, assigned or delegated, in whole or in part, by either party without the other party's prior written consent Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of, and be enforceable by the parties hereto and their respective legal representatives, successors and assigns, but no other person or entity shall require or have any rights under this Agreement.

            9.05 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Kansas applicable to contracts made and to be performed exclusively therein, without giving effect to the principles of conflict of laws.


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      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                                    TOTAL ENTERTAINMENT RESTAURANT
                                    CORP.


                                    By:___________________________________
                                       Name:
                                       Title:

ATTEST:

By:___________________________________
   Name:
   Title:


                                    COULTER ENTERPRISES, INC.


                                    By:___________________________________
                                       Name:
                                       Title:

ATTEST:



By:___________________________________
   Name:
   Title:


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                                    EXHIBIT A


ACCOUNTING: Accounting services including, but not limited to, the following:

      A.    Payroll Services

            1. Processing and payment of bi-weekly payrolls and other inter-period payroll disbursements;

            2. Preparation of all federal and state payroll tax returns, including preparation of all W-2's;

            3.    Timely payment or deposit of payroll taxes.


      B.    Accounting Services

            1.    Processing and payment of accounts payable;

            2. Processing and payment of fixed payables (rent, note payments, etc.);

            3. Maintenance and retention of files and records for not less than five (5) years;

            4. Preparation and distribution of four (4) week period financial statements;

            5. Preparation of information necessary for auditing and preparation of federal and state income tax returns by an approved CPA firm. (Actual cost of auditing and tax return preparation by CPA designated by TENT to be paid by TENT.)

      C.    Miscellaneous Services

            1. All forms required for use by TENT will be provided at a price not to exceed the cost of the form;

            2. Weekly report covering significant operational items of TENT's restaurant;

            3.    Daily operating report for each restaurant.


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ADMINISTRATIVE:

      A.    Administrative Services

            1.    Work with tax and legal representatives of TENT as necessary;

            2. Provide documentation required for any necessary financing arrangements;

            3.    Make cost analysis as necessary or required;

            4. Keep TENT's employees current as to accounting and operating policies;

            5. Oversee preparation of plans and specifications for construction of new restaurants;

            6.    Coordinate with architects and contractors;

            7. Assist in negotiation of leases and purchase contracts and prepare appropriate documentation;

            8. Assist in the identification and approval of new entertainment restaurant sites.


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